SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Lennar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

IMPORTANT CHANGE REGARDING THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 7, 2020

The following Notice of Change of Location relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of Lennar Corporation (the “Company”) to be held on Tuesday, April 7, 2020 as set forth in the proxy statement (the “Proxy Statement”) of the Company dated February 26, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 24, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 7, 2020

To the Stockholders of LENNAR CORPORATION:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders (the “Annual Meeting”) of Lennar Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 7, 2020 at 11:00 a.m. Eastern Time. However, the Annual Meeting will now be held in a virtual meeting format only. There will be no physical meeting, and you will not be able to attend the Annual Meeting in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 10, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted electronically to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/LEN2020, and enter the control number found on your proxy card, your voting instruction form or the notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to participate electronically in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. You will not receive a new proxy card reflecting the change to a virtual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors, Mark Sustana Vice President, General Counsel and Secretary March 24, 2020

The Annual Meeting on April 7, 2020 at 11:00 a.m. Eastern Time will be available online at www.virtualshareholdermeeting.com/LEN2020. The proxy statement and Annual Report are available on the Investor Relations section of the Company’s website, www.lennar.com. Additionally, you may access the Company’s proxy materials at www.proxyvote.com.